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                                                                  EXHIBIT 10.2







                             EMPLOYMENT AGREEMENT dated the 12th day
                      of June, 1996 by and between WITCO
                      CORPORATION, a Delaware corporation (the
                      "Company"), and E. GARY COOK ("Executive");


1.      EMPLOYMENT AND DUTIES OF EXECUTIVE

        1.1 EMPLOYMENT; TITLE: DUTIES. The Company hereby employs Executive, and Executive hereby accepts employment as President and Chief Executive Officer of the Company and appointment as Chairman of the Board of Directors of the Company (the "Board") to be effective upon a date specified by Executive but no later than June 13, 1996. In these capacities the principal duties of Executive shall be to establish the strategic direction, and the development and achievement of plans and objectives, of the Company and the selection and management of senior executives of the Company, its subsidiaries and affiliates. Executive shall render such services as are necessary and desirable to protect and advance the best interests of the Company, acting, in all instances, under the supervision of and in accordance with the policies set by the Board. Without further compensation, Executive agrees to serve (if requested to do so) as an officer and/or director of any Subsidiary. A "Subsidiary" means a corporation in which more than 50% of the stock having the ordinary power to elect directors is owned directly or indirectly by the Company.

        1.2 PERFORMANCE OF DUTIES. Executive shall devote substantially all his time and efforts during normal business hours, excluding any periods of vacation and sick leave, to the performance of his duties as chief executive officer of the Company. It shall not be a violation of this Agreement during the Term (as hereinafter defined) for Executive to (i) serve on corporate, civil or charitable boards or committees, (ii) deliver lectures or fulfill speaking engagements and (iii) manage his personal investments, so long as such activities do not interfere with the performance of his duties as chief executive officer of the Company in accordance with this Agreement. During the Term and for a two-year period thereafter, Executive shall not (unless his employment shall have









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terminated for any reason other than Cause) engage in or become employed, directly or indirectly, in a business which competes with the business of the Company and its Subsidiaries, nor shall he act as a consultant to or provide any services to, whether on a remunerative basis or otherwise, the commercial or professional business of any other person which competes with the business of the Company and its Subsidiaries, without the written consent of the Board, which may be given or withheld by the Board in its absolute discretion. Competition with the business of the Company and its Subsidiaries shall mean sales of any product or services where the Company's sales of the same or similar products or services amount to 20% of the Company's total sales.


2.      TERM OF EMPLOYMENT

               The employment of Executive pursuant to this Agreement shall commence on the date hereof and end three years thereafter, provided, however that such employment shall continue for annual periods thereafter unless either party to this Employment Agreement shall have provided six months written notice to the other of his or its intention that such employment shall not so continue.


3.      COMPENSATION AND BENEFITS

               The Company shall pay Executive as compensation for all of the services to be rendered by him hereunder during the Term, the Basic Salary, the Bonus and other benefits as provided for and determined pursuant to Sections 4 through 7 of this Agreement.


4.      BASIC SALARY/BONUS/STOCK OPTION

        4.1 BASIC SALARY. The Company shall pay Executive, as compensation for all of the services to be rendered by him hereunder an annual salary of $750,000 (as adjusted by the Board from time to time) (the "Basic Salary"), payable in substantially equal, semi-monthly payments, less such deductions or amounts as are required to be deducted or withheld by applicable laws or regulations, deductions for employee contributions to welfare benefit plans provided by the Company to Executive and less such other deductions or amounts, if any, as are authorized by Executive. The Basic










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Salary shall be prorated for the month and year in which employment by the
Company commences or terminates. The Basic Salary shall be reviewed at least annually by the Organization and Compensation Committee of the Board.

        4.2 BONUS. Executive will be awarded and, unless deferred by Executive, paid an annual cash bonus (the "Bonus") within ninety days after the close of each fiscal year of the Company during the Term in an amount determined in accordance with the provision of the Company's Officers' Annual Incentive Program (the "OAIP") applicable to the Chief Executive Officer; provided, however, that for the fiscal year ended December 31, 1996, the annual Bonus shall be prorated to reflect the portion of such fiscal year during which Executive was employed hereunder.

        4.3 LTIP AWARD. Executive will receive pursuant to the terms of the Company's Long Term Incentive Plan (the "Incentive Plan") a Target Award (as defined in the Incentive Plan) of 17,800 shares of Common Stock of the Company for the 1996-1998 performance period. The performance measurement and corresponding performance target for that period is based on a targeted Return on Equity (as defined in the Incentive Plan) for that three-year performance period. The form of such award is set forth as Exhibit A to this Agreement.

        4.4 STOCK OPTION GRANT. As of the Grant Date (as hereinafter defined), Executive shall be awarded a non-qualified option to acquire 800,000 shares of common stock, par value $5.00 per share, of the Company (the "Option") under the 1995 Stock Option Plan for Executives of Witco Corporation and its Subsidiaries (the "Stock Option Plan") with an exercise price equal to the fair market value of such shares of Company Common Stock (as determined pursuant to the Stock Option Plan) on the trading day immediately prior to the public announcement of Executive's employment by the Company (the "Grant Date"). The Option will vest on a basis by which 50% of the shares subject to the Option shall become exercisable one year from the Grant Date, an additional 25% of the shares shall become exercisable on the second anniversary of the Grant Date and the remaining 25% shall become exercisable on the third anniversary of the Grant Date. The Option will be evidenced by the form of Stock Option Agreement set forth as Exhibit B to this Agreement.

        4.5 RESTRICTED STOCK AWARD. As of the Grant Date, Executive shall be awarded 30,000 shares of Company Common











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                                                                               4










Stock subject to the restrictions set forth in Exhibit C hereto (the "Stock Award").

               4.6 MAKE-WHOLE AWARD. As of the Grant Date, Executive shall receive (i) $500,000 (the "Signing Bonus") and (ii) a possible award of shares of Company Common Stock subject to the restrictions set forth in Exhibit D hereto (the "Contingent Stock Award") in an aggregate amount equal to the value of the stock options, if any, which Executive will forfeit upon leaving his employment with Albemarle Corporation ("Albemarle"). For purposes of determining the number of shares of Company Common Stock subject to the Contingent Stock Award, the shares shall be valued at the exercise price established for the Option. For purposes of determining the stock option benefits forfeited from Albemarle, the value shall be based upon the spread between the actual exercise price of a forfeited Albemarle option and an assumed value of $23.00 per share. Executive represents that he has endeavored to, and will continue to attempt to, minimize the stock option benefits so forfeited. Not later than March 31, 1997, a second installment of the Signing Bonus will be paid to Executive in an amount equal to $500,000, less the amount received pursuant to the Company's Officers Annual Incentive Program with respect to 1996 performance.


5.      ADDITIONAL BENEFITS AND REIMBURSEMENT FOR EXPENSES

        5.1 ADDITIONAL BENEFITS. The Company shall provide the following additional benefits to Executive during the Term:

               (i) participation upon the commencement of employment on an equitable basis at the level of Chief Executive Officer in any compensation plans which cover senior executives or employees of the Company, including without limitation the Incentive Plan, the Stock Option Plan, the 1994 Deferred Compensation Plan ("Deferred Plan"), the Excess Benefit and Compensation Cap Plan of Witco Corporation ("Excess Plan") and any other plans which are hereafter adopted and cover senior executives or employees of the Company.

             (ii) full coverage for Executive and his eligible family members under the Company's medical, dental, hospitalization and medical insurance and reimbursement plans, participation in the Witco Corporation Retirement Plan (the "Pension Plan") and the Supplemental Executive











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Retirement Plan of Witco Corporation (the "SERP") and group life insurance programs covering senior executives of the Company, as they may exist from time to time.

            (iii)  six weeks vacation with pay in each calendar year.

             (iv) use by Executive of an automobile of his choice in accordance with Company policy.

               (v) immediate participation and coverage in disability plans provided by the Company for its senior executives.

             (vi) the Company will reimburse Executive pursuant to the Company's relocation plan for his relocation to Connecticut.

            (vii) by virtue of this Agreement, the Executive will participate in the SERP on the terms provided in Section 7 hereof (such plan as so amended being the "SERP") and the Company shall hereafter maintain the SERP and Executive shall be a participant therein.

          (viii) pay the initiation, any bond and entry or other one time fees for a country club and a lunch club in New York City, New York of Executive's choosing.

             (ix) pay the reasonable legal fees and expenses of counsel for Executive for review of this Agreement and representation of Executive in any dispute arising hereunder.

               (x) the continuation of financial planning services by AMG for Executive.

        5.2 BUSINESS LOSS REIMBURSEMENT. In order to assure the ability of the Executive to devote his undivided attention to his responsibilities hereunder, Executive agrees that his wife will either (a) contract for the professional management of Brenda's Interiors & Gifts, Inc. dba, The Golden Swan, or (b) liquidate and dispose of that business, in either case not later than June 30, 1997. In the event Executive's wife determines to liquidate or dispose of the business the Company will reimburse Executive and his wife for any loss attributable thereto; provided, that the Company's reimbursement obligation hereunder shall not exceed $750,000. Such reimbursement will be made











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promptly following Executive's accounting for any such loss in such reasonable detail as the Company may require.

        5.3 REIMBURSEMENT FOR EXPENSES. The Company shall pay or reimburse Executive for all reasonable travel, entertainment and other business expenses actually incurred or paid by him during the Term in the performance of his services under this Agreement. Such expenses shall be accounted for in such reasonable detail as the Company may require.

6.      TERMINATION OF EMPLOYMENT

        6.1 DEATH. If Executive dies during the Term, on the date of his death this Agreement shall terminate.

        6.2 DISABILITY. If, during the Term, Executive is subject to a Disability (as hereinafter defined), the Company may, at any time thereafter during the continuation of the Disability, terminate Executive's employment by Notice of Termination. For purposes hereof the term "Disability" shall mean the inability of Executive to perform Executive's duties of employment for the Company pursuant to the terms of this Agreement, because of physical or mental disability, where such disability shall have existed for a period of more than 120 consecutive days or an aggregate of 180 days in any 365-day period, and if a long-term disability plan is maintained by the Company, Executive is entitled to receive long-term disability payments under such plan. The existence of a Disability means that Executive's mental and/or physical condition substantially interferes with Executive's performance of his duties for the Company as specified in this Agreement.

        6.3 TERMINATION FOR CAUSE. During the Term the Company may terminate Executive's employment hereunder for Cause at any time by Notice of Termination. For purposes hereof the term "Cause" shall mean:

               (a) The conviction of Executive for a felony, or the willful commission by Executive of a criminal act that in the reasonable judgment of the Board causes or will likely cause substantial economic damage to the Company or substantial injury to the business reputation of the Company;

               (b) The willful commission by Executive of an act of fraud in the performance of his duties on behalf of the Company or a Subsidiary; or











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               (c) The continuing willful failure of Executive to perform his duties (other than any such failure resulting from Executive's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to Executive by the Board.


        6.4 GOOD REASON TERMINATION OF EMPLOYMENT BY EXECUTIVE. During the Term, Executive may terminate his employment hereunder at any time for Good Reason by providing Notice of Termination to the Company. Good Reason shall mean:

               (a) (i) The assignment by the Board to Executive of duties without Executive's express written consent, which (x) are materially different than Executive's duties contemplated by Section 1.1 hereof, or (y) result, in either a significant reduction in Executive's authority and responsibility as President and Chief Executive Officer of the Company, or (ii) without Executive's express written consent, the removal of Executive from, or any failure to reappoint or reelect Executive to the foregoing positions, except in connection with the termination of Executive's employment by the Company for Cause, or by reason of Executive's death, Disability or voluntary termination, or (iii) except for Executive's termination of employment by the Company for Cause, or by reason of Executive's death, Disability or voluntary termination, the failure of Executive to be elected or appointed Chairman of the Board of the Company;

               (b) The Company's requiring Executive to be based anywhere other than the Company's current principal executive offices (unless such headquarters is relocated with Executive's consent);

               (c) Breach by the Company of its obligations under this Agreement if such breach is not corrected to the reasonable satisfaction of Executive within thirty days after the Board is notified by Executive of such breach;

               (d)  A Change of Control shall occur;

               (e) Any termination by the Company of Executive's employment otherwise than as permitted by this Agreement; or












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               (f)  Any reduction by the Company of the annual basic salary payable to Executive.

        For purposes of this Agreement the term "Change of Control" shall mean:

               (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act"), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

               (B) 33-1/3% of the Board of Directors consists of individuals other than the members of the Board of Directors on the Commencement Date (the "Incumbent Directors"); provided, however, that any person becoming a director subsequent to the Commencement Date whose election or nomination for election was approved by at least two-thirds of the directors who at the time of such election or nomination comprised the Incumbent Directors shall for purposes of this definition be considered an Incumbent Director;

               (C) the shareholders of the Company approve, or if no shareholder approval is required or obtained, the Company completes a merger, consolidation or similar transaction of the Company with or into any other corporation, or a binding share exchange involving the Company's securities occurs, other than any such transaction which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such transaction; or

               (D) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

               6.5 NOTICE OF TERMINATION. Any purported termination of employment by the Company by reason of Executive's Disability or for Cause, or by Executive for











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Good Reason or voluntary termination shall be communicated by a Notice of
Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice given by Executive or a person authorized by the Board on behalf of the Company, as the case may be, which shall indicate the specific basis for termination and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of any payments under this Agreement. Executive shall not be entitled to give a Notice of Termination that Executive is terminating his employment with the Company for Good Reason based upon a Change of Control more than two years following the occurrence of the event alleged to constitute a Change of Control.

               6.6    PAYMENTS ON TERMINATION.

                      (a)  Termination Benefits.  If Executive is
terminated by the Company other than by reason of Executive's death, Disability or for Cause, or if the Executive terminates his employment for Good Reason, then the Company shall pay Executive the aggregate of the following amounts within thirty (30) days after the termination of Executive's employment:

                      (i)  A. the sum of (1) Basic Salary through
the Date of Termination to the extent not theretofore paid, (2) the product of
(x) the Bonus targeted for Executive for the then current fiscal year of the Company and (y) a fraction, the numerator of which is the number of days in the then current fiscal year through the Date of Termination, and the denominator of which is 365 and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2) and (3) being hereinafter referred to as the "Accrued Obligations"); and

                           B. the amount equal to the product of
three times the Executive's annual compensation (including amounts paid under the OAIP and amounts earned under the Incentive Plan (whether or not paid)) based on his five year average total compensation amounts (or such lesser period as Executive may have been employed hereunder).

                    (ii) for the remainder of the Term, unless Executive becomes reemployed with another employer and is eligible to receive medical, disability and other welfare











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benefits under plans of such employer, the Company shall continue benefits to
Executive and/or Executive's eligible family members at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 5.1(ii) and (v) as if the Executive's employment had not been terminated; for purposes of determining eligibility of Executive for retiree benefits pursuant to such plans, practices, programs and policies, Executive shall be considered to have remained employed until the end of the Term and to have retired on the last day of such period; (such continuation of such benefits for the applicable period herein set forth being hereinafter referred to as "Welfare Benefit Continuation");

                       (b) Death Benefits. If Executive's
employment is terminated by reason of Executive's death during the Term, this Agreement shall terminate without further obligation to Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations (which shall be paid to Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of such death) and the timely payment or provision of the Welfare Benefit Continuation to Executive's eligible family members for the remainder of the Term;

                      (c)  Disability Benefits.  If Executive's
employment is terminated by reason of the Executive's Disability during the Term, this Agreement shall terminate without further obligation to Executive, other than for (i) payment of Accrued Obligations (which shall be paid to Executive in a lump sum in cash within 30 days of the Date of Termination) and the timely payment or provision of the Welfare Benefit Continuation to Executive's eligible family members for the remainder of the Term;

                      (d) Cause; Other than for Good Reason
Termination. If the Executive's employment shall be terminated for Cause during the Term, this Agreement shall terminate without further obligation to Executive other than the obligation to pay to Executive Basic Salary through the Date of Termination plus the amount of any compensation award by the Company to Executive previously deferred by Executive, in each case to the extent theretofore unpaid. If Executive voluntarily terminates his employment during the Term, excluding a termination for Good Reason, this Agreement shall terminate on the Date of Termination without further obligations to Executive, other than for Accrued Obligations, which shall be paid to Executive in a lump sum in cash within 30 days of the Date of Termination.











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7.      SERP PROVISION

               The Company has delivered to Executive a full and correct copy of the SERP and related trust agreement as in effect on the date hereof. The Executive is hereby designated as a participant under the SERP and, notwithstanding the provisions of Section 3.1 of the SERP, Executive will be entitled to 40% of the normal supplemental retirement benefit upon retirement as an active officer of the Company within three years of his commencement of employment, 60% of the normal supplemental retirement benefit if such retirement occurs on or after three years of employment but before completion of five years and 100% of the normal supplemental retirement benefit if such retirement occurs on or after five years of employment.


8.      MISCELLANEOUS

        8.1 SURVIVAL. The provisions of Sections 6, 7 and this Section 8 shall survive termination of this Agreement and remain enforceable according to their terms.

        8.2 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions hereof.

        8.3 NOTICES. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be deemed duly given if made in writing and delivered personally or mailed by postage prepaid











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certified or registered mail, return receipt requested, which notices shall be addressed as follows:

               If to the Company:

               Witco Corporation
               One American Lane
               Greenwich, Connecticut 06831-2559
               Attention:      Chairman of the Organization and
                             Compensation Committee

        with copies to:

                      Witco Corporation
                      One American Lane
                        Greenwich, Connecticut 06831-2559
                      Attention:            General Counsel and Corporate
                                            Secretary

               If to Executive:

               E. Gary Cook


        with copies to:

                      Charles Landry, Esq.
                      Jones, Walker, Waechter, Poitevent, Carrere
                        & Denegre
                      Four United Plaza
                      8555 United Plaza Blvd
                      Baton Rouge, LA 70809













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        By notifying the other parties in writing, given as aforesaid, any party may from time-to-time change its address or the name of any person to whose attention notice is to be given, or may add another person, to whose attention notice is to be given, in connection with notice to any party.

        8.4 ASSIGNMENT AND SUCCESSORS. Neither this Agreement nor any of his rights or duties hereunder may be assigned or delegated by Executive. This Agreement is not assignable by the Company except to any successor in interest which takes over all or substantially all of the business of the Company, as it is conducted at the time of such assignment. Any corporation into or with which the Company is merged or consolidated or which takes over all or substantially all of the business of the Company shall be deemed to be a successor of the Company for purposes hereof. This Agreement shall be binding upon and, except as aforesaid, shall inure to the benefit of the parties and their respective successors and permitted assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Executive, to expressly assume and agree to perform this Agreement and the SERP in the same manner and to the same extent that the Company would be required perform it if no such succession had taken place.

        8.5  ENTIRE AGREEMENT, WAIVER AND OTHER.

               (A) INTEGRATION. This Agreement, Exhibits thereto and benefits referred to herein contain the entire agreement of the parties hereto on its subject matter and supersede all previous agreements between the parties hereto, written or oral, express or implied, covering the subject matter hereof. No representations, inducements, promises or agreements, oral or otherwise, not embodied herein, shall be of any force or effect.

               (B) NO WAIVER. No waiver or modification of any of the provisions of this Agreement shall be valid unless in writing and signed by or on behalf of the party granting such waiver or modification. No waiver by any party of any breach or default hereunder shall be deemed a waiver of any repetition of such breach or default or shall be deemed a waiver of any other breach or default, nor shall it in any way affect any of the other terms or conditions of this Agreement or the enforceability thereof. No failure of a











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party hereto to exercise any power given such party hereunder or to insist upon strict compliance with any obligation hereunder, and no custom or practice at variance with the terms hereof, shall constitute a waiver of the right of a party hereto to demand strict compliance with the terms hereof.

               Executive shall not have the right to sign any waiver or modification of any provisions of this Agreement on behalf of the Company, nor shall any action taken by Executive reduce his obligations under this Agreement.

               This Agreement may not be supplemented or rescinded except by instrument in writing signed by all of the parties. Neither this Agreement nor any of the rights of any of the parties hereunder may be terminated except as provided herein.

        8.6 GOVERNING LAW. This Agreement shall be governed by and construed, and the rights and obligations of the parties hereto enforced, in accordance with the laws of the State of Delaware.

        8.7 HEADINGS. The Section and Subsection headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

        8.8 TERMINATION PRIOR TO START DATE. The Company may not terminate this Agreement prior to the commencement of











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employment hereunder except in the event of Executive's death prior thereto.


               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            WITCO CORPORATION


                                            By: /s/ William R. Grant
                                                -------------------------------
                                                   William R. Grant
                                                   Member of Board of
                                                   Directors and Chairman,
                                                   Organization and
                                                   Compensation Committee


                                                /s/ E. GARY GOOK
                                                -------------------------------
                                                    E. GARY COOK

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